QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

FX Energy, Inc.
at
$1.15 Per Share
Pursuant to the Offer to Purchase
Dated October 27, 2015
by
Kiwi Acquisition Corp.
a wholly-owned subsidiary of
ORLEN Upstream Sp. z o.o.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON WEDNESDAY, NOVEMBER 25, 2015, UNLESS THE OFFER IS EXTENDED.

October 27, 2015

To Our Clients:

        Enclosed for your consideration is an offer to purchase dated October 27, 2015 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal," and together with the Offer to Purchase, the "Offer"), relating to an offer by Kiwi Acquisition Corp., a Nevada corporation ("Merger Sub") and a wholly-owned subsidiary of ORLEN Upstream Sp. z o.o., a Polish private limited company ("Parent") and an indirectly wholly-owned subsidiary of Polski Koncern Naftowy Orlen S.A., a stock corporation incorporated under the laws of the Republic of Poland ("PKN ORLEN"), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the "Shares"), of FX Energy, Inc., a Nevada corporation (the "Company"), at a price of $1.15 per Share, net to the holder thereof in cash, without interest and less any amounts as are required to be deducted or withheld therefrom under applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal enclosed herewith. Holders of Shares whose certificates representing such Shares ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) prior to the expiration of the Offer, or who cannot complete the procedure for book-entry transfer prior to the expiration of the Offer, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

        We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

        Your attention is directed to the following:

  1.
  The Offer price is $1.15 per Share, net to the holder thereof in cash, without interest and less any amounts as are required to be deducted or withheld therefrom under applicable law.

  2.
  The Offer is made for all issued and outstanding Shares.

  3.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 13, 2015 Central European Time (October 12, 2015 Mountain Standard Time) (as it may be amended or supplemented from time to time, the "Merger Agreement"), by and among Parent, Merger Sub and the Company. The Merger Agreement provides, among other things, for the making of the Offer by Merger Sub and further provides that, following completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the laws of the State of Nevada, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. At the effective time of the Merger, any remaining Shares not tendered in the Offer (other than Shares owned by the Company, Parent or Merger Sub or their respective direct or indirect wholly-owned subsidiaries or any Shares held by stockholders of the Company who properly exercise dissenters' rights, if available) will be converted into the right to receive $1.15 without interest thereon and less any amounts as are required to be deducted or withheld therefrom under applicable law.

  4.
  After due consideration, the Company board of directors has unanimously (i) determined that the Merger Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the Offer and the Merger), are fair to, advisable to and in the best interests of the Company and the holders of Shares, (ii) approved the Merger Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the Offer and the Merger) and (iii) recommended to the holders of Shares that they accept the Offer, tender their Shares to Merger Sub pursuant to the Offer, and, to the extent approval of holders of Shares is required under Nevada law to consummate the Merger, approve the Merger Agreement.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON WEDNESDAY, NOVEMBER 25, 2015, UNLESS THE OFFER IS EXTENDED.

  6.
  The Offer is conditioned upon there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares, that, considered together with the Shares, if any, directly or indirectly owned by Parent or Merger Sub represents (a) at least a majority of the Shares then outstanding (determined on a fully diluted basis) and (b) at least a majority of the voting power of the shares of capital stock of the Company then outstanding (determined on a fully diluted basis) and entitled to vote upon the approval and adoption of the Merger Agreement on the date Shares are accepted for payment. The Offer is also subject to the satisfaction of additional conditions set forth in the Offer to Purchase including, but not limited to, the receipt of any approval required by and/or the expiration of each mandatory waiting period under any applicable antitrust, competition or similar law. There is no financing condition to the Offer. The Offer is also subject to other conditions set forth in the Offer to Purchase. See Section 15—"Conditions of the Offer" of the Offer to Purchase.

  7.
  In all cases, Merger Sub will pay for Shares purchased pursuant to the Offer only after timely receipt by the Depositary of: (a) Certificates or timely confirmation of a book-entry transfer of

2

    such Shares (a "Book-Entry Confirmation") into the Depositary's account at The Depository Trust Company (the "DTC") pursuant to the procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase; (b) a Letter of Transmittal (or facsimile thereof, which is permitted solely in the case of book-entry transfer), duly executed and in proper form with respect to such Certificates, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer; and (c) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders of the Company at the same time, and will depend upon when the Depositary receives Certificates or Book-Entry Confirmation that Shares have been transferred into the Depositary's account at the DTC. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY MERGER SUB, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  8.
  Holders of Shares whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary prior to the expiration of the Offer, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

  9.
  Any transfer taxes applicable to the sale of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in the Letter of Transmittal.

        The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto. None of PKN ORLEN, Parent or Merger Sub is aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If PKN ORLEN, Parent or Merger Sub becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, PKN ORLEN, Parent and Merger Sub will make a good faith effort to comply with that state statute. If, after a good faith effort, PKN ORLEN, Parent and Merger Sub cannot comply with the state statute, Merger Sub will not make the Offer to, nor will Merger Sub accept tenders from or on behalf of, stockholders of the Company in that state. Except as set forth above, the Offer is being made to all holders of Shares. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

        If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

3

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
Of

FX Energy, Inc.
At
$1.15 Per Share
Pursuant to the Offer to Purchase
Dated October 27, 2015
by
Kiwi Acquisition Corp.
a wholly-owned subsidiary of
ORLEN Upstream Sp. z o.o.

        The undersigned acknowledge(s) receipt of your letter enclosing the offer to purchase dated October 27, 2015 (as it may be amended or supplemented, the "Offer to Purchase"), and the related letter of transmittal (as it may be amended or supplemented, the "Letter of Transmittal"), pursuant to an offer by Kiwi Acquisition Corp., a Nevada corporation ("Merger Sub") and a wholly-owned subsidiary of ORLEN Upstream Sp. z o.o., a Polish private limited company ("Parent"), a wholly-owned subsidiary of Polski Koncern Naftowy Orlen S.A., a stock corporation incorporated under the laws of the Republic of Poland ("PKN ORLEN"), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the "Shares"), of FX Energy, Inc., a Nevada corporation, at a price of $1.15 per Share, net to the holder thereof in cash, without interest and less any amounts as are required to be deducted or withheld therefrom under applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal furnished to the undersigned.

Account Number:

Number of Shares to be Tendered*:

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN HERE

Signature(s)
Print Name(s)
Address(es)
(Area Code) Telephone No.
Tax Identification or Social Security Number(s)

*
Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

QuickLinks

  EXHIBIT (a)(1)(E)